                                                                    Exhibit 10.5


                               AMENDMENT TO A9004


                    AUTOMATIC INDEMNITY REINSURANCE AGREEMENT





                                     BETWEEN





                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                               NEW YORK, NEW YORK


                                       AND


                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
                               NEW YORK, NEW YORK










COINSURANCE/MODCO
December 30, 1995

                                    CONTENTS




ARTICLE I                    REINSURANCE COVERAGE

ARTICLE II                   COMMENCEMENT and  TERMINATION of LIABILITY

ARTICLE III                  GENERAL PROVISIONS

ARTICLE IV                   DEFINITION of REINSURANCE PREMIUM

ARTICLE V                    DEFINITION of FORMULA DIVIDENDS

ARTICLE VI                   DEFINITION of REINSURANCE BENEFITS

ARTICLE VII                  ACCOUNTING and REPORTING

ARTICLE VIII                 REINSURING CLAUSE and CONTRACTURAL CONDITIONS

ARTICLE IX                   EXECUTORY CONTRACT and BANKRUPTCY SETOFF

ARTICLE X                    INSOLVENCY

ARTICLE XI                   ARBITRATION, LITIGATION and CHOICE of LAW

ARTICLE XII                  DURATION OF AGREEMENT

ARTICLE XIII                 ACCOUNTING upon TERMINATION of AGREEMENT

ARTICLE XIV                  EXECUTION


SCHEDULE A                   POLICY LISTING
SCHEDULE B                   COMMISSION and EXPENSE ALLOWANCES
SCHEDULE C                   REPORTS
SCHEDULE D                   QUARTERLY ACCOUNTING PERIOD REINSURANCE REPORTS
SCHEDULE E                   INTEREST RATES

ADDENDUM 1
ACCOUNTING WORKSHEET


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                    PORTFOLIO INDEMNITY REINSURANCE AGREEMENT

This Agreement is an amendment to A9004 and incorporates and replaces all previous writings and amendments thereto.

This Agreement is made and entered into between THE MUTUAL LIFE INSURANCE COMPANY of NEW YORK, of New York, New York, a corporation organized under the laws of the State of New York, hereinafter referred to as the "Company," and THE GUARDIAN LIFE INSURANCE COMPANY of AMERICA of New York, New York, a corporation organized under the laws of the State of New York, hereinafter referred to as the "Reinsurer."

The Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, contract owner, or beneficiary under any policy reinsured hereunder.

This Agreement shall constitute the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. This Agreement, and any Amendment, change or modification of this Agreement shall be null and void unless signed by both parties in duplicate.

                                   ARTICLE I

                              REINSURANCE COVERAGE

1. This Agreement is Amendment #7 to the existing treaty A9004, between the parties, and the fourth quarter, 1995 risk charges shall be computed using the pre-amended terms. This Agreement merges all prior amendments and the prior Agreement into a new document.

Effective the 31st day of December, 1995, hereinafter referred to as the "EFFECTIVE DATE," the Company agrees to reinsure with the Reinsurer the risks under the Policies issued by the Company, as described in Schedule A, and business previously ceded under this Agreement is recaptured, and, with respect to such reinsurance the Reinsurer agrees to indemnify the Company against the risks assumed by the Company, except as herein provided.


                                   ARTICLE II

                    COMMENCEMENT AND TERMINATION OF LIABILITY

1. The liability of the Reinsurer on reinsurance ceded hereunder shall commence on the later of the Effective Date and the date the liability of the Company commences.

2. The liability of the Reinsurer on all reinsurance hereunder shall terminate simultaneously with that of the Company unless, prior to such date, the Agreement is terminated as otherwise provided herein. If the Agreement is so terminated, the liability of the Reinsurer shall cease on the date of termination, hereinafter referred to as the "TERMINATION DATE."


                                  ARTICLE III

                               GENERAL PROVISIONS

1. Plan of Reinsurance. This indemnity reinsurance agreement shall be on the combination coinsurance/modified coinsurance plan.

2. Reserves. The "Reserves" are defined in Schedule A.

3. Extra Contractual Damages. The Reinsurer does not indemnify and shall not be liable for any of the Company's Extra contractual damages, including but not limited to actual punitive, exemplary or compensatory damages; excluded damages include but are not limited to damages or liability of any kind whatsoever resulting from, but not limited to: negligent, reckless or intentional wrongs, fraud, oppression, bad faith, or strict liability, arising from claims related to breach of contract or any form of tortious conduct unless the Reinsurer is the cause of same. If the Company is ordered by a court to make refunds


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to policyholders on any policy, the policy shall be considered a recaptured contract, and subject to the provisions of the Addendum 1.

4. Policy Administration. The Company shall administer the Policies reinsured hereunder and shall perform all accounting for such Policies.

5. Inspection. At any reasonable time, each party or its designated representative may inspect, during normal business hours, at the offices where such records are located, the papers and any and all other books or documents of the other relating to reinsurance under this Agreement. The information obtained shall be used only for reinsurance purposes and shall be kept confidential except to the extent disclosure is required by law. The Reinsurer's rights under this paragraph shall survive termination of this Agreement.

6. Premium Taxes. The reinsurance allowances for any taxes paid by the Company in connection with the contracts reinsured hereunder are included as part of the Company's expense allowance granted by the Reinsurer in accordance with Schedule B of this Agreement. The Reinsurer will not reimburse the Company for any premium taxes, Federal, state or local taxes, or any licenses or other fees allocated directly or indirectly to the risks reinsured, with the exception of the DAC tax charge as addressed in Addendum 1, it being expressly understood that the Company shall be solely liable for all such amounts that may be owed by it.

7. Conditions. The reinsurance hereunder is subject to the same limitations and conditions as the Policies written by the Company which are reinsured hereunder, unless otherwise expressly provided in this Agreement.

8. Misunderstandings and Oversights. If any non-material delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party that first discovers such non-material oversight or incorrect act as a result of the misunderstanding will notify the other party in writing promptly upon discovery of the misunderstanding or oversight. The parties shall act to correct the error, omission or oversight within twenty (20) days of notification of the problem. In the event that any delay, omission, error or failure is or becomes material (where "material" is defined in this Article), or is not corrected within a reasonable time following receipt of notice as described hereinabove, the offended party shall be entitled to a remedy, as outlined in the Arbitration Clause. However, this section shall not be construed as a waiver by either party of their right to enforce strictly the terms of this Agreement. For the purposes of this paragraph a material delay shall be equal to a full accounting period beyond the due date of the information. With respect to materiality of the omission or error, the definition in this Article shall apply.

9. Age or Sex Adjustment. If the Company's liability under any of the contracts reinsured under this Agreement is changed because of a misstatement of age or sex, the Reinsurer will share in the change proportionately to the amount reinsured hereunder.



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10. Reinstatements. If a contract reinsured hereunder that was reduced, terminated, or lapsed, is reinstated, the reinsurance for such contract under this Agreement will be reinstated automatically to the amount that would be in force if the contract had not been reduced, terminated, or lapsed. The Company will pay to the Reinsurer the Reinsurer's proportionate share of all amounts collected from, or charged to, the insured.

11. Amendments. This Agreement shall be amended only by written agreement signed in duplicate by duly authorized officer of the Company and Reinsurer respectively.

12. Internal and External Replacements. An internal or external replacement of any contracts reinsured hereunder, pursuant to a program of internal or external replacement, shall be considered as a recaptured contract and not a surrender unless the reinsurance is continued for the new contract. It shall be subject to a Recapture Fee as defined in Addendum 1.

An internal replacement shall include all Policies which are reinsured under this Agreement which under a program initiated by the Company after the Effective Date of this Agreement are surrendered, and within 6 months before or after termination are covered under a new policy written by the Company or an affiliate.

An external replacement program shall consist of a program entered into by the Company with a non-affiliated company to replace the contracts reinsured hereunder for a contract with another insurer.

13. Policy Changes or Reserve Changes. The Company must provide written notification to the Reinsurer of any change in the terms or conditions of any contract reinsured hereunder or in the calculation of the Reserves within fifteen (15) days after the change is initiated. If the Reinsurer accepts any such change, the Company and the Reinsurer shall share proportionately in any increase or decrease in the Company's liability which results from such change. If the change is voluntary on the part of the Company and if the Reinsurer does not accept such change, the Reinsurer's liability under this Agreement shall be determined as if no such change occurred. If the change is not voluntary on the part of the Company, the Reinsurer shall participate in such change.

14. Conditional Receipt. A Policy under this treaty is not considered in force until the policy is issued. Under no circumstances will claims under the conditional receipt coverage be recognized as a claim under the provisions of this treaty.

15. Territory. The Reinsurer's liability shall be limited to Policies issued in the United States of America, its territories and possessions, Puerto Rico, and Canada.

16. Currency. All payments and accounts shall be made in United States Dollars, and all fractional amounts shall be rounded to the nearest whole dollar. For the purposes of this Agreement, where the Company receives premiums or pays benefits in currencies other than United States Dollars, such premiums and benefits shall be converted into United States Dollars at the actual rates of exchange at which such premiums and benefits are entered in the Company's books.



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
17. Delayed Payments. Should the payment due either the Reinsurer or the Company be delayed beyond the due date specified in herein, such delayed payment shall accrue interest as specified in Schedule E, but not with negative interest.

18. Successors and Assigns. This Agreement cannot be assigned by the Company or Reinsurer without the prior written approval of the other party. However, any successor of the Company by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator, shall have the unilateral right to assign this Agreement without the consent of the Reinsurer. The Reinsurer shall be given written notice of any such assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

19. Notices. All notices hereunder shall be in writing and shall become effective when received. Any written notice shall be by either certified or registered mail, return receipt requested or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices under this Agreement shall be addressed as follows:

                  If to the Company:

                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                  Glenpointe Center West (73-2)
                  Teaneck, New Jersey  07666-6888
                  Attention:  Phillip A. Eisenberg, FSA

                  If to the Reinsurer:

                  The Guardian Life Insurance Company of America
                  201 Park Avenue South, Location 15C
                  New York, New York  10003
                  Attention:  Frank Hall

20.      Compliance with Applicable Laws and Regulations.

a. Agreement to be Construed in Accordance with Existing Law. It is the intention of the parties that this Agreement comply with all existing applicable laws and regulations, as exist on the effective date of the Original Agreement.

b. Amendment and/or Termination Upon Failure to Comply. In the event that it is determined by an insurance regulatory authority or the Internal Revenue Service or by either party upon the advice of an insurance regulatory authority or the Internal Revenue Service that this Agreement fails to conform to the requirements of existing applicable laws and regulations and that the Agreement may be brought into conformity with said requirements only by means of a material change to the Agreement, or in the event that such laws or regulations are changed subsequent to the Effective Date and such change has a material adverse effect on either party or requires a material change to the Agreement in order for the Agreement to conform with applicable laws and regulations, the parties shall exercise reasonable efforts to reach an agreement to amend the



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
Agreement so as to return the parties to the economic position that they would have been in had no such change occurred. If the parties are unable to reach an agreement to amend the Agreement, then the differences between the parties shall be resolved through arbitration in accordance with the provisions of Article X. In the event that any change required to conform the Agreement to the requirements of applicable law or regulation is not material, the Agreement shall be amended accordingly. In no event, however, shall this provision prevent either party from exercising any right it otherwise has under this Agreement.

c. Notification of Disapproval or Change in Law. The Company shall promptly notify the Reinsurer of any disapprovals or required changes regarding the Agreement that are made by any insurance regulatory authorities. The Reinsurer shall be allowed to defend the Agreement on its own behalf with such authorities after consultation with the Company.

21. Statement of Actuarial Opinion. The Company shall send to the Reinsurer a Statement of Actuarial Opinion as specified in Schedule D, part K.

22. Assessments and Tax Changes. If the Reinsurer is assessed any additional Federal, state or local premium or sales taxes, or assessments for insolvencies or rehabilitations, or any other assessments as a result of assuming the business reinsured, and the Company received a deduction for such amounts, the Reinsurer shall be reimbursed for such assessment or tax. Such assessment will include any increase in the section 848 charges for "deferred acquisition costs" but shall not include any change in the corporate income tax rate.

23. Utmost Good Faith. Both parties promise "utmost good faith" (uberrimae fidei) and each is under the positive duty to report any adverse information with respect to its solvency or with respect to the particular facts which relate to the Policies reinsured.

24. No Waiver. The acceptance of the net accounting reports and the sums due under this agreement shall NEVER constitute a waiver by either Party with regard to fraud.

25. Limitations on Assignment. No assignment of rights or delegation of duties of the Company or the Reinsurer shall be effective unless approved by the Other Party in writing, signed in duplicate. Further, such assignment shall not operate as a novation, but merely as a delegation of duties, and the assignor shall remain liable to the Other Party as a surety and the Other Party shall have no duties to the assignee beyond that as specified herein.

26. Material relied on. The material relied on includes the PTS profits runs and the ratings of the Company from Moody's, Standard & Poor's and A.M. Best.



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
                                   ARTICLE IV

                        DEFINITION of REINSURANCE PREMIUM

                  The Reinsurance Premium equals (1)+(3)-(2), which is payable to the reinsurer if positive, and payable to the ceder if negative, according to the terms of the Reinsuring Clause.

1. Initial Reinsurance Premium. The Initial Reinsurance Premium is the net of
(a)-(b), as defined below as computed on the Effective Date. The Initial Reinsurance Premium may be positive (due the Reinsurer) or negative (due to the Company), or zero.

     a. The Initial Coinsurance Reserves, as defined in Schedule A, less any premium deficiency reserves on the quota share of the Policies cited in Schedule A.

     b.  The Initial Allowance as specified in Schedule B.

2. Terminal Premium. On full or partial recapture the Company and Reinsurer shall compute a Terminal Premium, which shall equal the Recapture Fee (defined in Addendum 1), less the Coinsurance Reserves, plus any premium deficiency reserves.

3. Quarterly Reinsurance Premium. The Quarterly Reinsurance Premium shall be the net of (a)+(b)-(c)-(d)-(e)+(f) as defined below, and may be positive (due to the Reinsurer) or negative (due to the Company).

     a. Reinsurer's Share of Policy Premium. Policy Premiums are the gross premiums, including contract fees, collected from the policyholder with respect to the Risks Reinsured hereunder and described on Schedule A hereto, reduced by an amount equal to the Reinsurer's share of reinsurance premiums INCURRED by the Company for risks ceded under other reinsurance agreements. The Reinsurer's share of the Policy Premium is specified in Schedule A. Incurred Premiums equal paid premiums plus the increase in due plus deferred less advance premiums.

     b. Recapture Fee. On a full or partial recapture there shall be a Recapture Fee as defined in Addendum 1.


     c.  Allowances.

         (a) Initial Allowances. The Initial Allowances as set forth in Schedule B of this Agreement.

         (b) Quarterly Allowances. The Allowances, which shall include an allowance for premium tax, are set forth in Schedule B of this Agreement.


     d. Surrender and Endowment Payments. Surrender and endowment payments shall equal the surrender and endowment payments INCURRED by the Company on the Risks Reinsured, net of any reinsurance coverages due and payable from other reinsurers of the Policies reinsured hereunder, regardless of whether such amounts



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
     due from other reinsurers are in fact or as a matter of law deemed to be collectible or uncollectible. In order to reimbursed, the surrender or endowment payments must have occurred after the Effective Date and on or before the Termination Date.

e. Policyholder Dividends. Policyholder dividends are determined by the next article.

f. Modco reserve adjustment. Equals the beginning modco reserve plus interest at the modco rate defined in the Schedule E, less then ending modco reserve.

g.   Experience Refunds. As determined by Schedule F.

4. Indivisibility of Reinsurance Premium. It is expressly understood that the pluses and minuses used to compute reinsurance premium shall never be treated as severable or divisible.



                                   ARTICLE V

                         DEFINITION of FORMULA DIVIDENDS

1. For Accounting Periods beginning after December 31, 1995, the Reinsurer will reimburse the Ceding Company for its quota share of dividends paid under policies reinsured hereunder, in accordance with paragraphs 2 through 7 below.

2. Regardless of any other provision of this Reinsurance Agreement. the Reinsurer shall in no event reimburse the Company any amount in excess of the dividend amounts paid by the Company with respect to the policies reinsured hereunder with respect to any year.

3. The dividend reimbursement for any year shall not exceed the greater of: (a) the formula dividends produced by Schedule Va and Schedule Vd; and (b) the dividends produced by the "last acceptable scale," based on policy durations of the reinsured business in that year. The "last acceptable scale" is Mony's dividend scale for the most recent year when dividends paid by the Company did not exceed the formula dividends produced by Schedule Va and Vd. For purposes of this Article, the dividend scale for a calendar year is the dividend rate adopted by the Ceding Company for that year for payment of dividends in that calendar year on policies reinsured hereunder and for illustrations made that year of dividends on such policies in subsequent calendar years.

4. If for any year the dividend reimbursement exceeds the formula dividends produced by Schedule Va, Vd, this year shall be designated an "Excess Year."

5. The Reinsurer does not have to reimburse fully dividends paid by the Ceding Company for any "Excess Year" which occurs immediately after any three consecutive Excess Years, or for the sixth Excess Year occurring after any five Excess Years within the preceding eight-year period. For any such year and the four succeeding years, the



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dividend reimbursement shall be the formula dividends produced by Schedule Va, and Vd.

6. If the intended effects of this Article as understood by the parties to this Agreement are altered by a new law, regulation, or rule of court, or regulatory authority having jurisdiction over the parties to this Agreement, excluding any such actions taken in relation to the rehabilitation,liquidation or conservation of the ceding company, the Reinsurer and the Ceding Company shall use their best efforts to renegotiate the Agreement or the affected provisions so that neither party achieves an unexpected benefit or adverse result from the operation of this Article.

7. Formula Dividend. For Accounting Periods beginning after December 31, 1995, the Formula dividend will equal the product of (i) multiplied by (ii) for those policies reinsured hereunder, where:

         (i) equals the Statutory Reinsured Exhibit 8 Reserve at the beginning of the current Accounting Period, determined in accordance with the reserve methods used on 12/31/95, times the number of calendar quarters that have to date ended during the current calendar year divided by 4;

         (ii)     equals (d) + (a) {(b)-(c)}

                  where (a) equals the Dividend Multiples described in Schedule Va; and (d) equals the Basic Dividend Factors described in
                  Schedule Vd; (b) equals the Modified Coinsurance Interest Rate for the prior year; and (c) equals 6.83%, which was the rate used to compute the dividend projections, upon which the factors in Schedule Va and Schedule Vd were calculated. Notwithstanding the above, the aggregate value of (ii) must be positive.



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
                             Article V - Schedule Vd
                             The "Dividend Factors"
             1995 Scale Dividends - as percent of beginning reserve

            VB                 VB                 VB                  VB
            0-3                 4                 5-8                9-10

1995        3.85%              4.26%              4.75%              4.05%
1996        3.90               4.25               4.73               4.15
1997        3.92               4.24               4.70               4.26
1998        3.95               4.23               4.67               4.37
1999        3.96               4.22               4.64               4.43
2000        3.97               4.20               4.61               4.47
2001        3.98               4.20               4.58               4.51
2002        3.98               4.19               4.55               4.53
2003        3.98               4.18               4.53               4.57
2004        3.99               4.18               4.50               4.61

2005        3.98               4.17               4.47               4.62
2006        3.98               4.17               4.44               4.61
2007        3.98               4.16               4.43               4.61
2008        3.99               4.16               4.41               4.60
2009        3.99               4.16               4.38               4.58
2010        4.00               4.15               4.35               4.57
2011        4.00               4.15               4.32               4.56
2012        4.01               4.16               4.30               4.55
2013        4.02               4.16               4.28               4.55
2014        4.02               4.17               4.26               4.55

2015        4.03               4.17               4.24               4.55
2016        4.03               4.17               4.23               4.55
2017        4.03               4.17               4.22               4.56
2018        4.03               4.17               4.21               4.56
2019        4.03               4.17               4.20               4.57
2020        4.03               4.18               4.19               4.56
2021        4.03               4.18               4.19               4.56
2022        4.04               4.18               4.18               4.56
2023        4.05               4.18               4.17               4.56
2024        4.06               4.18               4.16               4.56

2025        4.07               4.19               4.15               4.56
2026        4.08               4.19               4.15               4.57
2027        4.09               4.20               4.14               4.58
2028        4.10               4.21               4.14               4.57
2029        4.10               4.22               4.14               4.57
2030        4.10               4.23               4.13               4.57
2031        4.10               4.23               4.12               4.58
32-up       4.09               4.24               4.12               4.58



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
                              Article-V-Schedule Va
                            The "Dividend Multiples"
                Decrease in Dividend rate compared to Earned rate



               VB                 VB                VB                   VB
               0-3                 4                5-8                 9-10
1995
1996           75.39%             74.14%            79.77%             80.00%
1997           75.66%             74.28%            79.67%             80.25%
1998           75.91%             74.44%            79.63%             80.51%
1999           76.17%             74.62%            79.62%             80.77%
2000           76.42%             74.81%            79.66%             81.03%
2001           76.64%             75.01%            79.71%             81.28%
2002           76.84%             75.24%            79.77%             81.54%
2003           77.04%             75.47%            79.86%             81.80%
2004           77.24%             75.71%            79.86%             82.03%

2005           77.45%             75.95%            79.83%             82.31%
2006           77.58%             76.18%            79.83%             82.54%
2007           77.90%             76.49%            79.81%             82.82%
2008           78.20%             76.73%            79.80%             83.11%
2009           78.48%             76.96%            79.84%             83.40%
2010           79.79%             77.20%            79.87%             83.72%
2011           79.08%             77.47%            79.89%             84.04%
2012           79.40%             77.68%            80.04%             84.38%
2013           79.72%             77.96%            80.11%             84.72%
2014           80.12%             78.24%            80.22%             85.07%

2015           80.47%             78.51%            80.38%             85.42%
2016           80.97%             78.82%            80.50%             85.78%
2017           81.36%             79.12%            80.64%             86.03%
2018           81.75%             79.47%            80.65%             86.37%
2019           82.10%             79.76%            80.73%             86.61%
2020           82.67%             80.08%            80.88%             86.89%
2021           82.91%             80.36%            80.91%             87.39%
2022           83.32%             80.65%            80.94%             87.72%
2023           83.74%             80.95%            81.31%             88.12%
2024           84.12%             81.23%            81.43%             88.47%

2025           84.53%             81.52%            81.63%             88.85%
2026           84.96%             81.86%            81.78%             88.88%
2027           85.35%             82.15%            81.91%             89.69%
2028           85.85%             82.37%            82.04%             89.58%
2029           86.41%             82.65%            83.13%             90.05%
2030           87.00%             82.80%            82.23%             90.58%
2031           87.61%             83.00%            82.35%             90.72%
2032           88.05%             83.11%            83.48%             90.96%



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
                                   ARTICLE VI


                       DEFINITION of REINSURANCE BENEFITS

            The Reinsurance Benefits shall equal the death benefits.

1. Death Benefits. These equal the death benefits INCURRED by the Company on the portion of any contract reinsured hereunder. This equals the Death Benefits paid by the company, excluding extra contractual damages, plus the increase in the reserve for Due and Unpaid Claims.

The amount is reduced by other reinsurance benefits deemed payable from other reinsurers, on reinsurance in force on the effective date of this Agreement, regardless if such amounts due from the other reinsurers are in fact or as a matter of law deemed to be collectible or uncollectible.

In order to be reimbursed, the death must have occurred after the Effective Date and before the Termination Date.

2. Disability Waiver and Accidental Death. These benefits shall not be ceded.

3. In the case of a claim on a policy reinsured hereunder, whether the claim payment is made under the policy conditions or compromised for a lesser amount, the settlement made by the Company shall be unconditionally binding upon the Reinsurer.

4. The Company shall, on request, furnish the Reinsurer with copies of the proofs of claim, together with any information the Company may possess in connection with the claim.

5. Compromised Claims. On claims that are contested, the Reinsurer's share of the "claim settlement cost" shall be in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Company under all Policies respecting that individual being contested by the Company and shall share in the total amount of any reduction in liability in the same proportion. Compensation of salaried officers and employees of the Company shall not be considered claim settlement cost, and there shall be no additional reimbursement for the claim settlement costs of uncontested claims. Furthermore, the Reinsurer shall not share in that part of any expense which constitutes Noncontractual Damages or Amounts or Extra contractual Damages or Amounts.


                                  ARTICLE VII

                            ACCOUNTING and REPORTING

1. Accounting and Reporting Periods. The "Accounting Period" for this Agreement, other than the first or last, shall be the calendar year. The first Accounting Period is from the Effective Date until the end of the then current calendar year. The last Accounting Period shall be from the beginning of the last calendar year until the Termination Date. The "Reporting Period" shall be the Calendar Quarter.

2.   Reports

(a) An Initial Reinsurance Report, as prescribed in Schedule C shall be provided by the Company to the Reinsurer within thirty (30) days following the Effective Date, but in no case later than February 15, 1996.

(b) Quarterly Reinsurance Reports and any cash payment due therewith, if any, as prescribed Schedule D shall be provided by the Company to the Reinsurer within thirty (30) days following the end of each calendar quarter. In turn the Reinsurer shall have thirty (30) days to provide the Company with any cash payment due, if any.

(c) Annual Reinsurance Reports, as prescribed in Schedule D shall be provided by the Company to the Reinsurer within thirty (30) days following the end of each calendar year, or as indicated in Schedule D.


                                  ARTICLE VIII

                   REINSURING CLAUSE and CONDITIONS PRECEDENT

1. Reinsuring Clause. Despite the use of the word "paid," "payable" or "incurred" elsewhere in this Agreement, nothing shall be owed or paid either party, except as determined by this section of this Article.

The "cash flow" shall be the algebraic excess of Reinsurance Premiums over Reinsurance Benefits. If negative, such shall be paid to the Company. If positive such shall be payable to the Reinsurer, and applied as described in Paragraph 2.

If such amounts cannot be determined at such date on an exact basis, such payments may be determined on an estimated basis and any final adjustments are to be made within six (6) weeks after the end of the Accounting Period.

The Initial Reinsurance Premium is due on the Effective Date. If positive it is payable to the Reinsurer, as described in the following paragraph, and if negative it is paid to the Company.

The Terminal Reinsurance Premium is due on the Termination Date. If positive it is paid to the Reinsurer, and if negative it is paid to the Company.

2. Cash Payments and Coinsurance Reserve Adjustments. If the Cash Flow, as defined above is positive, this amount (which is an asset of the Reinsurer) shall be applied as follows:

(a) first, as a cash payment to the Reinsurer to cover the risk and DAC charges, and then increase the Experience Account Asset if such is negative, until the Experience Account Asset reaches zero;

(b) second, any remaining amount shall be applied to reduce the reinsurer's liability namely the Coinsurance Reserve (and increase the modco reserve); but the Coinsurance Reserve (minus the Premium Deficiency Reserves) shall not be reduced below zero; and

(c) third, any excess of the Cash Flow less risk and DAC charges over the Coinsurance Reserve shall be paid to the Reinsurer in cash.

If the Cash Flow is negative, this amount (which is an asset of the Company) shall be paid in cash.

3. Consideration. The performance of all promises of one party shall be deemed the consideration for the performance of all the promises of the other party. (Restatement Second of Contracts Section 232).

4. Conditions Precedent - Payment of Prior Quarterly Settlements. It is a condition precedent to the Reinsurer's liability to pay any amount for the current or future quarterly settlements, that the Company shall pay all amounts due the Reinsurer from prior quarterly settlements. (Restatement Second of Contracts Section 237).

5. Recoupment and Failure of Consideration. If either party of the Agreement fails to perform this Agreement in full, then the other party has the right to suspend performance, and if the defaults cannot be cured, within 90 days following delivery of written notice from the non-defaulting party to the defaulting party, to terminate the Agreement. (Restatement Second of Contracts Section 237, Section 238).

Alternatively, the non-defaulting party can recoup damages from future quarterly settlements.

6. Gain or Loss Clause. The various items of account, such as reinsurance premium and reinsurance claims, shall not be deemed to be separate debts, but shall be used to determine quarterly settlement.


                                   ARTICLE IX

                          EXECUTORY CONTRACT and SETOFF

1. Setoff with other contracts. On the bankruptcy of either party of the Agreement all independent debts on unrelated contracts between the parties shall be setoff to the extent:

     (a) the debt from the creditor to the bankrupt arose pre-petition.

     (b) the debt from the bankrupt to the creditor arose pre-petition.

     (c) the debts are mutual, meaning they are between the two parties to this Agreement, and in the same right and the same capacity.

2. Adequate Assurance. On the bankruptcy of the Company, the Reinsurer's future performance is conditioned on receiving adequate assurance of future performance, as defined in the Uniform Commercial Code, Section 2-206, and the Official Comments thereunder.

3. Ipso Facto Clause. If the receiver of one of the Parties assigns the rights or delegates the duties of this Agreement, and the assignee becomes bankrupt, then the Other Party may immediately terminate the Agreement without further performance.

4. Executory Contract. On the insolvency of either Party to the Agreement, the receiver of the Bankrupt, with respect to future quarterly settlements, may affirm or reject the Agreement, but not affirm the rewards and reject the burdens. If this Agreement is neither affirmed nor rejected within 120 days after a Party is placed into liquidation, then the Agreement shall be deemed to be rejected.

If either Party is placed into bankruptcy, but not in liquidation, then the Other Party may request Adequate Assurance of continued performance and first priority administrative expense with respect to future performance prior to the time the Agreement is either affirmed or rejected, and if such is not provided, then, after 120 days, the Other Party may treat its future performance as cancelled.

In the gap period between the petition date and the date the Agreement is assumed or rejected, the Other Party shall not be compelled to perform unless the Bankrupt Party actually performs.

5. Insolvency or Bankruptcy. The terms "Insolvency" and "Bankruptcy" are assumed to be synonyms. Bankruptcy shall include, but not be limited to, any action by the State Insurance Department to place the Insurer in delinquency proceedings, including conservatorship, receivership, rehabilitation, reorganization, "adjustment of debts," or "voluntary supervision," or liquidation.


                                   ARTICLE X

                              INSOLVENCY of COMPANY

1. In the event of the insolvency of the Company, payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the policy or Policies reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the Reinsurer shall be given written notice of the pendency of a claim against the Insolvent Company on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor.

2. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.


                                   ARTICLE XI

               ARBITRATION, LITIGATION and CHOICE OF LAW and FORUM

1.   Arbitration

A. Any dispute arising from or relating to this Reinsurance Agreement or any transaction contemplated hereby or effected hereunder shall be submitted to and decided by arbitration in the manner hereinafter set forth. The arbitrators shall be disinterested and unbiased officers, or former officers, of either life insurance companies or the reinsurance departments of property and casualty insurance companies (other than, in each instance, either party to this Reinsurance Agreement or any affiliate of either party), and be knowledgeable in the insurance and reinsurance business. The party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof to the other party (hereinafter referred to as the "respondent") together with the claimant's notice of its intent to arbitrate. Within thirty (30) days after receiving such notice, the respondent shall also appoint an arbitrator and shall give written notice thereof to the claimant. If the respondent shall fail to appoint an arbitrator within such thirty (30) day period, the claimant shall select the second arbitrator.

B. Prior to instituting a hearing, the two arbitrators chosen pursuant to paragraph A above shall choose a third arbitrator (hereinafter referred to as the "umpire"). If, within thirty (30) days following the appointment of the second arbitrator, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate five candidates within twenty (20) days thereafter. Each arbitrator shall then decline four of the candidates proposed by the other arbitrator. The umpire shall be chosen by lot from the two remaining candidates. Should the chosen umpire refuse to serve, the other remaining candidate shall be appointed umpire. Should the other remaining candidate also refuse to serve as umpire, the two arbitrators shall repeat the process set forth in this paragraph B until successful.

C. Any arbitration instituted pursuant to this article shall be held in New York, New York. The laws of the State of New York shall govern the interpretation and application of this Reinsurance Agreement. All proceedings before the panel shall be informal and the panel shall not be bound by any formal rules of evidence. Cross-examination and rebuttal shall be permitted. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the arbitrators shall give due consideration to customary and standard practices in the reinsurance business. The arbitrators shall decide by a majority vote. The decision of the panel shall be in writing and shall state the reasons therefor. There shall be no appeal from their decision. Judgement may be entered on the decision of the arbitrators by any court having jurisdiction.

D. If each party has chosen one arbitrator, each party shall bear the expense of its arbitrator. If one party has chosen the first two arbitrators, the parties shall jointly and equally bear the expense of such arbitrators. In either case, the parties shall jointly and equally bear the expense of the umpire. In addition, each party shall bear the expense of any outside attorneys or consultants employed by it.

E. Submission of a matter to arbitration shall be a condition precedent to any right to seek injunction or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Reinsurance Agreement.

2.   Consent to Jurisdiction

The intent of the parties to this Reinsurance Agreement is that all disputes arising from or relating to this Reinsurance Agreement or any transaction contemplated hereby or effected hereunder be submitted to and decided by arbitration. If for any reason, however, any such dispute is not submitted to or decided by arbitration, each party hereto irrevocably submits to the non-exclusive jurisdiction of any Federal court sitting in the City of New York, Borough of Manhattan (and, to the extent that such Federal courts do not have jurisdiction, to the jurisdiction of any New York State court sitting in the State of New York, Borough of Manhattan) over any suit, action or proceeding arising from or related to such dispute. To the fullest extent it may effectively do so under applicable law, each party and its successors or assigns or any receiver of such party, irrevocably waives and agrees not to assert, by way of motion as a defense or otherwise, any claim that is not subject to the subject-matter jurisdiction of any court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.   Notice of Arbitration; Service of Process

Any notices of the submission of a dispute to arbitration shall be sent by registered or certified mail, postage prepaid, return receipt requested, to the address of the party specified, and to the attention of the person specified, in this Agreement. In addition for purposes of any suit, action or proceeding referred to section 2 above, each party consents to process being served in the same manner, and agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

4.   Choice of Law

As stated above, in any arbitration proceeding, the laws of the State of New York shall govern the interpretation and application of this Reinsurance Agreement. In addition, for purposes of any suit, action or proceeding referred to in section 2 above, this Reinsurance Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, except that: (i) no effect shall be given to the principles of conflict of laws thereof; and (ii) and if the application of New York law would prevent arbitration, the arbitrability of the dispute shall be determined by the laws of the state of domicile of the ceding Company.

5.   Survival

The provisions of this Article shall survive the termination of this Reinsurance Agreement.


ARTICLE XII

                              DURATION OF AGREEMENT

1. Automatic Termination. If at the end of an accounting period, none of the Policies reinsured hereunder are in force, this Agreement shall automatically terminate.

2. Cancellation Due to Nonpayment. The Reinsurer may elect to cancel this Agreement if the Company fails to pay Reinsurance Premiums or other amounts due the Reinsurer, when due, provided the Reinsurer has given at least thirty (30) days prior written notice of its intent to cancel. The Company may avoid cancellation by paying all Reinsurance Premiums that are either delinquent or then due on or before the effective date of such election to terminate the Agreement. A Party may cancel if the duties of the agreement are assigned to another without its permission, or if the other is Bankrupt and fails to give adequate assurance of future performance, or if the other seeks to repudiate its performance.

3. Recapture. The Company may recapture on or after January 2, 1998.

4. Termination of Liability. If recapture is elected by the Company, or if the Agreement is cancelled, subject to the provisions of paragraphs 2 or 3 of this Article, both the Company and the Reinsurer shall be obligated to make and shall make the payments set forth in Article XIII, and Article VII.

                                  ARTICLE XIII

                    ACCOUNTING upon TERMINATION of AGREEMENT

1. In the event that this Agreement is terminated pursuant to the provisions of
Article XI, a terminal accounting and settlement shall take place.

2. The terminal accounting shall include:

   (i) the Net Amount Due from the Accounting Period Reinsurance Report for the final Accounting Period, plus,

   (ii)  the Terminal Premium.

3. In the event that, subsequent to the terminal accounting and settlement as above provided, an adjustment is made with respect to any amount taken into account pursuant to Schedule D, a supplementary accounting shall take place pursuant to paragraph 2 of this Article. Any amount owed to the Reinsurer or the Company by reason of such supplementary accounting shall be paid promptly upon the completion thereof.

4. In the event of a partial recapture the recapture provisions will apply to the amount of business terminated.


                                  ARTICLE XIV

                                    EXECUTION

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

THE MUTUAL LIFE INSURANCE COMPANY of NEW YORK


By:   /s/ Phillip A. Eisenberg       Sr. VP & Chief Actuary
      ------------------------           ------------------
                                          Title




Attest:

      By:  /s/  Arnold N. Greenspoon      AVP & Actuary
           -------------------------      -----------------
                                          Title

      Date:3/1/96

      THE GUARDIAN LIFE INSURANCE COMPANY of AMERICA


By:
   ---------------------------------                    ------------------------
                                                         Title

Attest:


      By:  /s/ Thomas Harris                            Actuarial Associate
                                                        Title
      Date:   2/28/96

                                   SCHEDULE A
                                 POLICY LISTING

1. Under this Agreement, the Reinsurer reinsures a 38% quota share of the risks on the blocks of insurance contracts issued by the Company, in force on 12/31/95, and described below:

        All Premium Paying life insurance policies, excluding Canadian policies, is of the Effective Date of this Agreement and any paid-up additions on those policies valued assuming American Experience, 1941 CSO, or 1958 CSO mortality and interest races of 4.0 percent or less, except for policies with the following index numbers: 0060-0, 0512-0, 0990-9, 0513-0, 0520-0 and 0525-0.

The Reinsurer will not participate in disability waiver, accidental death benefits or other miscellaneous benefits. Transfers to non-forfeiture status (extended term and reduced paid up, but not automatic premium loans) shall be considered surrenders.

2. The Reinsurer's share of the Policy Premium, as defined in Article IV, shall equal 100% times the applicable quota share percentage shown above.

3. The Initial Total Reserves shall equal the Exhibit 8 reserve (mortality), unreduced for due and deferred premiums; plus the Exhibit 7 reserve (dividends), as reported on page 3, lines 7.1, 7.2 and 8 of the NAIC blank. The Initial Modco Reserve shall equal the Initial Reserve less the premium deficiency reserve, and less the Initial Allowance. The Initial Coinsurance Reserve shall equal the Initial Reserve, less the Initial Modco Reserve.

                                   SCHEDULE B
                      ALLOWANCES AND COINSURANCE PERCENTAGE

The INITIAL ALLOWANCE shall be the lesser of 5.5% of the Initial Total Reserve (excluding any premium deficiency reserve) and $44 million.

The policy allowances shall be 7% of the policy premium (excluding premium derived from policyholder dividends).


COINSURANCE RESERVES

The Initial Coinsurance Reserves shall include the premium deficiency reserves plus the quota share of the excess of Other Exhibit 8 Statutory Reserves over Tax Reserves, and then tax deductible Exhibit 8 Reserves so that the Total Coinsurance Reserves on the effective date are equal to the Initial Allowance. Any reduction in the coinsurance reserves due to a coinsurance reserve adjustment shall first be made in the Exhibit 8 tax deductible reserves, until such Exhibit 8 reserves are reduced to zero. The coinsurance reserve adjustments are zero when the coinsurance reserve is reduced to zero.

"Exhibit 8" refers to Exhibit 8 of the Annual Statement Blank, filed with the Company's state of domicile.

                                   SCHEDULE C
                           INITIAL REINSURANCE REPORT

1.   In force by policy form

i.        Policy count
                                                -----------------
ii.       Amount ceded
                                                -----------------
iii.      Reserves
                                                -----------------

2. Accounting Transaction - Initial Reinsurance Consideration equals net of:

i.        Due Reinsurer

          Initial Reinsurance Premium
                                                -----------------
ii.       Due Company

          Initial Allowance
                                                -----------------

                               SCHEDULE D - PART I
                 QUARTERLY REPORTING PERIOD REINSURANCE REPORTS
                             from MUTUAL OF NEW YORK
                     to THE GUARDIAN LIFE INSURANCE COMPANY
                         for the quarter ending __/__/__

A.      REINSURANCE PREMIUM
1.      Reinsurer's Share of Policy Premium
                                                                   -------------
        a.     Policy Premium
                                                                   -------------
        b.     Premiums from Dividends
                                                                   -------------
2.      Recapture Fees
3.      Allowances (Schedule B)
        a.     Per policy
                                                                   -------------
        b.     Percent of premium
                                                                   -------------
4.      Surrender and Endowment Payments
                                                                   -------------
5.      Policyholder Dividends
                                                                   -------------
6.      Modco reserve adjustment
        a.     Beg Reserve
                                                                   -------------
        b.     Modco rate
                                                                   -------------
        c.     Interest on the above
                                                                   -------------
        d.     Ending Reserve
                                                                   -------------
        e.     Adjustment = (a)+(c)-(d)
                                                                   -------------
7.      Experience Refund
                                                                   -------------
REINSURANCE PREMIUM
          = (1)-(2)-(3)-(4)-(5)+(6)
                                                                   -------------
REINSURANCE BENEFITS
1.      Death Benefits
        a.     Death Benefits Paid
                                                                   -------------
        b.     Expense of Compromised Claims
                                                                   -------------
        c.     Beginning Claim Reserve
                                                                   -------------
        d.     Ending Claim Reserve
                                                                   -------------
        e.     Incurred = a+b+c-b
                                                                   -------------
2.      Disability Waiver
3.      Accidental Death
REINSURANCE BENEFITS = (1)+(2)+(3)
                                                                   -------------
CASH FLOW = Premium-Benefits
        (Owed to Reinsurer if positive, owed to Co. if negative.)
                                                                   -------------
Increase in Coinsurance Reserve
          (before coinsurance reserve adjustment)
                                                                   -------------

                               SCHEDULE D - PART I
                 QUARTERLY REPORTING PERIOD REINSURANCE REPORTS
                             from MUTUAL OF NEW YORK
                     to THE GUARDIAN LIFE INSURANCE COMPANY
                         for the quarter ending __/__/__


B.       POLICY INFORMATION

                                          Policy Count          Face Amount
Beginning
                                          ------------          -----------
  Additions
                                          ------------          -----------
  Deaths
                                          ------------          -----------
  Surrenders
                                          ------------          -----------
  Matured Endowments
                                          ------------          -----------
  Other Subtractions
                                          ------------          -----------
Ending
                                          ------------          -----------

C.       RESERVE INFORMATION - TOTAL RESERVE

Exhibit 8A Reserve
                                          ------------
Exhibit 8D
                                          ------------
Exhibit 8E
                                          ------------
Exhibit 8F
                                          ------------
+ Advance Premium
                                          ------------
- Due Premium
                                          ------------
- Deferred Premium
                                          ------------
NET RESERVE
                                          ------------
+ Exhibit 8G1 Defic Res.
                                          ------------
NET RESERVE incl. Defic.
                                          ------------

D. RESERVE BY TYPE - EXCLUDING PREMIUM DEFICIENCY RESERVES, WHICH ARE COINSURED.

                               Total             Modco            Coins.
Beginning Reserve
                           -------------     -------------    --------------
Ending Reserve
                           -------------     -------------    --------------
Coins. Res. Adj.
                           -------------     -------------    --------------
Ending after CRA
                           -------------     -------------    --------------

                              SCHEDULE D - PART II
                                 ANNUAL REPORTS

The following reports shall be supplied to the Reinsurer.

A*  Policy Exhibit

B*  Additional Policy Exhibit Information - page 26.

C*  Analysis of Increase in Reserves - page 7 of NAIC blank

D*  New York State Analysis of Reserves

E   DAC Premiums, under Section 848 of the Internal Revenue Code (see addendum 1 and 2)

F   Tax Reserves

G   Audited Statutory and, if available, GAAP statements

H   Policy by Policy in force listing (in NYS format, if available)

I*  Leverage Worksheet

J   Any management letter from the Company's external auditors regarding reinsurance ceded.

K*  Statement of Actuarial Opinion.

L   Examination Reports.  Any triennial or quinquennial examination report of the Company's state of domicile.

M   Modco interest calculation - showing X, Y, I, and CG.

N*  Section 848 DAC Premium

The description of some of the asterisk marked items (*) is given in more detail in an addendum.

                                   SCHEDULE E
                                 INTEREST RATES

1. The Modified Coinsurance Interest Rate shall equal:

                      rate = (I + CG) / .5 (X + Y-I - CG).

Here "I" equals investment income (Exhibit 2 line 10, column 7). Here "CG" equals realized capital gains (Exhibit 3 line 10, column 4) plus unrealized capital gains (Exhibit 4 line 10, column 4). Here "X" and "Y" equals the beginning and end of year "asset base." The "asset base" equals invested assets (page 2 line 10a), plus accrued investment income (Exhibit 2, line 10, columns 3+4-2-5) less borrowed money (page 3 line 22), less any write in liability which is in the nature of borrowed money. The I, CG, X, and Y terms shall include the investment income and assets attributable to the Aegon block. (All line numbers are with respect to the 1994 annual statement, and shall be adjusted if the line numbers change.)

If the modco rate is not available for a given reporting period it shall be based on the most recent annual statement data, and then trued up later.

2. Quarterly Interest on delayed payments due the Company or the Reinsurer shall be the modco rate, but not lower than one-fourth the valuation rate.

3. The Quarterly Experience Account Interest Rate shall be equal to the rate defined in paragraph 2, above.

4. The Quarterly Risk Charge shall be deducted quarterly from the Experience Account Asset, and be based on the EAB at the beginning of the quarter (or on the Effective Date) for the first quarter. On the first $20 million of the EAB the risk charge shall equal:

            1995-1996            0.375%

            1997-1998            0.625%

            1999-later           0.75%

Any EAB amounts over $20 million shall have a risk charge of 0.3%.


                         SCHEDULE F - EXPERIENCE REFUNDS

   The Experience Refund for 1996 and 1997 shall equal the excess of Reinsurance Premiums less Reinsurance Benefits computed without regard for the Experience Refund, and less any loss carryforward accumulated at interest at the Schedule E rate, and less excess capital gains for 1996 or 1997, where "excess capital gains" shall equal any capital gains in excess of 75 basis points times the modco reserves, and less any risk and DAC charges. The loss carryforward for 1996 shall be zero. The loss carryforward for 1997 shall equal any excess of 1996 Reinsurance Benefits over Reinsurance Premiums over the 1996 risk and DAC charges. After 1997 the experience refunds shall be discretionary with the reinsurer. For each quarter during 1996-1997 the payments to the parties shall reflect an estimated experience refunds, based on the year to date results.

                                   ADDENDUM 1
                                    FORMULAS

1. CASH FLOW (CF). The Cash flow on the effecting date shall equal the Initial Reinsurance Consideration. The Cash Flow for any subsequent quarter shall equal the Reinsurance Premiums less the Reinsurance Benefits. The Cash Flow shall also include the Terminal Premium for any contracts recaptured during the quarter, prior to the Termination Date.

2. NET CASH FLOW. The Net Cash Flow shall equal the Cash Flow less the DAC charges, the risk and profit charges, and any Coinsurance Reserve Adjustments.

3. EXPERIENCE ACCOUNT INTEREST. The quarterly Experience Account interest rate shall equal the rate shown in Schedule E.

4. EXPERIENCE ACCOUNT ASSETS (EAA). On the effective date of this Agreement the Experience Account Assets shall equal zero. At the end of a calendar quarter the EAA shall equal the EAA at the beginning of the quarter plus one quarter's interest on such amount plus the Net Cash Flow during the quarter.

5. EXPERIENCE ACCOUNT BALANCE (EAB). The EAB shall equal the EAA less the coinsurance reserves, including any premium deficiency reserves.

6. DAC CHARGE. The initial DAC charge percentage shall be 0.85% for individual life. The DAC charge calculation assumes a 35% tax rate, 7.7%/2.05%/1.75% capitalization rate and 10 year amortization period and will be modified if any of these factors change. The DAC charge percentage shall apply to the "reinsurance premium" as defined by IRS regulations.

7. DEFERRED ACQUISITION COST TAX ELECTION

The Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under
Section 848 of the Internal Revenue code 1986, as amended. This election shall be effective for 1991 and all subsequent taxable years for which this Agreement remains in effect.

a. The term "Party" will refer to either the Company or the Reinsurer as appropriate.

b. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.

c. The Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRC
Section 848(c)(1).

d. Both Parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information which may be otherwise required by the IRS.

e. The Company will submit a schedule to the Reinsurer by April 1 of each year of its calculation of the net consideration of the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

f. The Reinsurer may contest such calculation by providing an alternate calculation to the Company in writing within 30 days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's tax return for the previous calendar year.

g. If the Reinsurer contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternate calculation. If the Reinsurer and the Company reach an agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

h. If the Company and Reinsurer both disagree upon the final net consideration then the parties shall seek a remedy as set forth in the Arbitration Article of this Agreement.

Any future tax changes which benefit the Company with an adverse impact on the Reinsurer, or conversely, shall also be reflected in the DAC charge.

8. RISK CHARGE. The Risk charge shall be as defined in SCHEDULE E.

9. RECAPTURE FEE. The Recapture Fee shall equal the absolute value of the EAB, if such is negative.

If the entire treaty is recaptured by the Company before 1/2/1998, there shall be an additional risk charge equal to:

        Absolute Value of the EAB on the date before recaptured times the current year's quarterly risk charge, times the following factor, if positive:

                       factor = (8 - #quarters inforce)/8.

            ACCOUNTING WORKSHEET FOR EARLY RECAPTURE under Addendum I
                           EXPERIENCE ACCOUNT BALANCE




1.          Beg. Experience Account Assets (EAA)
                                                                 ---------------
2a.         Interest rate on EAA
                                                                 ---------------
2b.         Interest = (1)(2a)
                                                                 ---------------
3.          Net Cash Flow
                                                                 ---------------
4.          Ending EAA = (1)+(2b)+(3)
                                                                 ---------------
5.          Coinsurance Reserve excl. Premium. Defic.
                                                                 ---------------
6.          Ending Experience Account Balance EAB = (4)-(5)
                                                                 ---------------

                           ADDENDUM 2 - VARIOUS FORMS


A.      POLICY EXHIBIT - PAGE 25 NAIC BLANK

                                           Policy Count         Face Amount
                                           ------------         -----------
a.      In force beg. of period
                                           ------------         -----------
b.      Increase
                                           ------------         -----------
c.      Deaths
                                           ------------         -----------
d.      Maturities
                                           ------------         -----------
e.      Surrenders
                                           ------------         -----------
f.      Expires
                                           ------------         -----------
g.      Lapses
                                           ------------         -----------
h.      Other Decreases
                                           ------------         -----------
i.      Inforce end of period
                                           ------------         -----------

B.      ADDITIONAL POLICY EXHIBIT INFORMATION - PAGE 26 NAIC BLANK

                                              Number               Amount
                                           ------------         -----------
23.     Additions by Dividends

24.     Other paid-up Insurance

25.     Debit Ordinary Insurance


                                       Issued During Year  In Force End of Year
                                       ------------------  --------------------
                                       Number      Amount  Number        Amount
                                       ------      ------  ------        ------
26.     Term Policies - decreasing

27.     Term Policies - other

28.     Other term insurance -
          decreasing

29.     Other term insurance

29B.    Term Additions

29C.    Extended Term Insurance -
          total

29D.    Whole Life and Endowment -
          total

29E.    Total


                                  Issued During Year     In Force End of Year
                                  ------------------     --------------------
                                       Non-Par                  Non-Par
                                       -------                  -------

30.     Industrial

31.     Ordinary

31A.    Credit Life

32.     Group

C.       EXHIBIT OF NUMBER OF POLICIES AND CERTIFICATES - PAGE 27 NAIC BLANK


1.  In force end of previous year
                                                     ---------------
2.  Issued during year
                                                     ---------------
3.  Reinsurance assumed
                                                     ---------------
4.  Increased during year
                                                     ---------------
5.  Totals (Lines 1 through 4)
      Deductions:                                    ---------------

6.  Decreased (Net)
                                                     ---------------
7.  Reinsurance
                                                     ---------------
8.  Totals (Lines 6 and 7)
                                                     ---------------
9.  In force end of year
                                                     ---------------
10. Income Now Payable:  Amt Payable
                                                     ---------------
11. Deferred Fully Paid:  Acc. Balance
                                                     ---------------
12. Deferred Not Fully Paid:  Acc. Balance
                                                     ---------------

D.  ANALYSIS OF INCREASE IN RESERVES - PAGE 7 NAIC BLANK


1.  Reserve December 31 of prior year
                                                     ---------------
2.  Tabular Net Premiums
                                                     ---------------
4.  Tabular Interest
                                                     ---------------
5.  Tabular Less Actual Reserve Released
                                                     ---------------
7.  Other Increases (net)
                                                     ---------------
9.  Tabular Cost
                                                     ---------------
10. Reserves Released by Death
                                                     ---------------
11. Res. Released by Other Term. (net)
                                                     ---------------
15. Res. December 31 of current year
                                                     ---------------

E.  NEW YORK STATE ANALYSIS OF RESERVES (EXHIBIT 8 WITH FACE AMOUNTS)

                                      Total                 Industrial               Ordinary                  Group
                                      -----                 ----------               --------                  -----
                                 Amt          Res         Amt         Res         Amt          Res         Amt        Res
                                 ---          ---         ---         ---         ---          ---         ---        ---
I.  Life Insurance

A.  Other than
      Credit

B.  Credit


                                                  Ordinary             Group
                                                  --------             -----
                                               Amt        Res       Amt      Res
                                               ---        ---       ---      ---
II.  Supplemental Contracts
III. Additional Accidental Death Benefits

IV.  Disability Active Lives:

V.   Disability - Disabled Lives:
VI.  Deficiency and Miscellaneous Reserves:

Tabular detail by policy showing age, sex, policy number, face amount, reserve factor and reserves for all reserves ceded on a coinsurance plan. Such detail shall be supplied in duplicate in either paper, microfiche or machine readable. If the latter is chosen, it must be formatted according to New York State requirements.

I.  LEVERAGE WORKSHEET


1.  Invested Assets
                                      ---------------
2.  Statutory Surplus
                                      ---------------
3.  AVR
                                      ---------------
4.  IMR
                                      ---------------
5.  1/2 Dividend Provision
                                      ---------------
6.  Premium Deficiency Res.
                                      ---------------
7.  Sum (2) through (6)
                                      ---------------
8.  Holding Co. Securities
                                      ---------------
9.  Securitization/Levelization
                                      ---------------
10. Surplus relief, net of tax
                                      ---------------
11. Sum (8) through (10)
                                      ---------------
12. Ratio (11)/(7)
                                      ---------------

K.  STATEMENT OF ACTUARIAL OPINION

Within forty-five (45) days after the close of the calendar year the Company shall send to the Reinsurer a Statement of Actuarial Opinion certifying that the total reserves reinsured hereunder:

    (a) Are computed based on generally accepted actuarial standards (but not encompassing asset adequacy analysis);

    (b) Produce values at least as great as those specified in the underlying contracts;

    (c) Produce values that are in aggregate at least as great as the minimum required amount in the State of New York, and in all material respects in all other jurisdictions in which the Company is licensed; and

    (d) Include provisions for all actuarial reserves and related items.

Based upon third quarter results, the Company shall provide to the Reinsurer, within ninety (90) days from the end of the third quarter, data necessary to determine the adequacy of the reserves for risks covered under this Agreement.


N.  REINSURANCE QUESTIONNAIRE FOR FEDERAL INCOME TAX DETERMINATIONS

         The purpose of this questionnaire is to secure sufficient information to allow Guardian Life Insurance Company of America to account properly under the federal income tax rules for the reinsurance agreement we have with you.

         Please provide us with the following information:

         1. Are you either

         (a) A company that is subject to U.S. taxation directly, under the provisions of subchapter L of chapter 1 of the Internal Revenue Code (i.e., is an insurance company liable for filing Form 1120L or Form-PC), or

         (b) A company that is subject indirectly to U.S. taxation under the provisions of subpart F of subchapter N of chapter 1 of the Internal Revenue Code (i.e., is a "controlled foreign corporation" within the meaning of Internal Revenue Code Section 957)?

                    Answer:                 Yes                  No
                                   -------              -------

         2. If your answer to 1 is no, have you entered into a closing agreement with the Internal Revenue Service to be subject to U.S. taxation with respect to reinsurance income pursuant to Treasury Regulation Section 1.848-2(h)(ii)(B)?

                    Answer:                 Yes                 No
                                   -------              -------

(If your answer is yes, please provide a copy of the closing agreement.)

         Company Name: The Mutual Life Insurance Company of New York

         Signed by:                          Title:
                    ------------------------        -----------------------

         Date:                               Print Name:
               -----------------------------             ------------------

                             19__ NET CONSIDERATIONS


COMPANY NAME
             ----------------------------------------

19   CONSIDERATIONS UNDER CONTRACTS DATED PRIOR TO 11-15-91:
  --
                  $
                   -------------

19   CONSIDERATIONS UNDER CONTRACTS DATED 11-15-91 AND AFTER:
  --
                  $
                   -------------

AGREE
                  ---------
DISAGREE
                  ---------

If you disagree with the above figures, please attach supporting data with your calculations.

VERIFIED BY:
            -----------------------
DATED:
      -----------------------------

Please return this form by July 15th to:

Thomas Harris
Actuarial Associate
The Guardian Life Insurance Company of America
201 Park Avenue South - Mail Station 15C
New York, New York 10003